UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 2, 2017

RENNOVA HEALTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626
(Registrant’s Telephone Number, Including Area Code)

___________________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement

On February 2, 2017, Rennova Health, Inc. (the “Company”) closed an offering of $1,590,000 principal amount of Original Issue Discount Convertible Debentures due May 2, 2017 (the “Debentures”) and warrants to purchase 3,000,000 shares of common stock (the “Warrants”) for a purchase price of $1,500,000. The offering was pursuant to the terms of the previously announced Securities Purchase Agreement, dated as of January 29, 2017, between the Company and the accredited investors party thereto.

The Debentures are convertible at a conversion price of $0.086 per share (subject to adjustment). In the event the Debentures are outstanding after the maturity date, the conversion price shall be reduced to $0.0531 per share (subject to adjustment). Holders of Debentures are prohibited from converting Debentures into shares of the Company’s common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of the Company’s common stock than issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to the Company.

The Warrants are exercisable into shares of the Company’s common stock at any time from and after August 2, 2017 at an exercise price of $0.086 per common share (subject to adjustment). The Warrants will terminate five years after they become exercisable.

The Debentures are guaranteed by substantially all of the subsidiaries of the Company pursuant to a Subsidiary Guarantee, dated as of February 2, 2017, in favor of the holders of the Debentures by the subsidiary guarantors party thereto.

The issuance of the Debentures and the Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, in accordance with Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

The foregoing description of the Debentures, the Warrants and the Subsidiary Guarantee are summaries, and are qualified by reference to such documents, which are attached hereto as Exhibits 10.123, 10.124 and 10.125, respectively.

Item 3.02        Unregistered Sales of Equity Securities

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

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Item 9.01.       Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Exhibit Description

10.123	Original Issue Discount Convertible Debenture
10.124	Common Stock Purchase Warrant
10.125	Subsidiary Guarantee, dated as of February 2, 2017, in favor of the holders of the Debentures by the subsidiary guarantors party thereto

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2017	RENNOVA HEALTH, INC.

By: /s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.123	Original Issue Discount Convertible Debenture
10.124	Common Stock Purchase Warrant
10.125	Subsidiary Guarantee, dated as of February 2, 2017, in favor of the holders of the Debentures by the subsidiary guarantors party thereto

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